FOR IMMEDIATE RELEASE

Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	VP, Corporate Communications and IR
CombinatoRx, Incorporated	CombinatoRx, Incorporated
Phone: 617-301-7100	617-301-7099
rforrester@combinatorx.com	gnugent@combinatorx.com

COMBINATORX PROVIDES GOALS AND GUIDANCE FOR 2008

-- Company Well-Positioned to Execute on Clinical and Business Strategy –

CAMBRIDGE, Mass., January 24, 2008 -- CombinatoRx, Incorporated (Nasdaq: CRXX), today announced its goals and guidance for 2008.

“2008 promises to be an exciting and pivotal year for CombinatoRx with clinical data expected from CRx-102, 191, 197 and 401,” said Alexis Borisy, President and CEO of CombinatoRx. “We also continue to maintain a steady flow of novel programs into clinical development, remain on track for our 2008/2009 partnering campaign and have sufficient capital to execute on our business plan.”

2008 Product Development Goals

-- Demonstrate the power of the combination sciences approach to a dissociated corticosteroid with CRx-102 Phase 2b clinical data and publications demonstrating corticosteroid dissociation via CRx-102’s unique mechanism of action.

-- Report multiple additional Phase 2 clinical data sets coming from CRx-191 in plaque psoriasis, CRx-197 in atopic dermatitis and plaque psoriasis, CRx-401 in Type-2 diabetes and potentially from other product candidates in the pipeline.

-- Refresh the early clinical portfolio from product candidates on-deck such as CRx-808, a novel synergistic combination clinical candidate for the treatment of hepatitis C. CRx-808 is a host factor hepatitis C treatment candidate designed to block cellular targets and pathways that are essential for virus replication and potentially less susceptible to drug resistance due to viral mutations. Other promising programs advancing toward the clinic are focused on B-cell malignancies, dermatology and ophthalmic indications.

-- Continue to discover and advance new programs including funded research programs such as cystic fibrosis, neurodegenerative diseases, ophthalmic and infectious disease as well as Next Generation product opportunities.

2008 Financial Goals/Guidance

  Continue to execute on previously announced 2008/2009 partnering campaign.
  Maintain financial strength by controlling CRXX-funded investments, monetizing assets by creating the opportunity to partner products and/or therapeutic franchises and leveraging our drug discovery platform with additional research and technology collaborations.

-- End 2008 with revenue of $15-20 million, a net loss of $49-55 million (excluding FAS123R stock-based compensation expense and depreciation) and cash/cash equivalents of $58-64 million.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals and has a broad product portfolio in phase 2 clinical development. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action striking at the biological complexities of human disease. The lead programs in the CombinatoRx portfolio are advancing into later stage clinical trials based on the strength of multiple positive phase 2a results. This portfolio is internally generated from the CombinatoRx proprietary drug discovery technology which provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx please visit www.combinatorx.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its product candidates and their clinical potential, its plans for clinical and preclinical development of its product candidates its financial condition and projected results of operations, its plans for business development transactions relating to its product candidates and technology platform and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the Company's ability to initiate and successfully complete clinical trials of its product candidates, risks associated with the preclinical development of its product candidates and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company's ability to consummate business development transactions and obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2008 CombinatoRx, Incorporated. All rights reserved.

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